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                                                                     Exhibit-4.5

                       ISSUING AND PAYING AGENT AGREEMENT

This Issuing and Paying Agency Agreement (the "Agreement"), dated as of May 19, 2000, between Harrah's Operating Company, Inc., a Delaware corporation (the "Issuer"), Harrah's Entertainment, Inc. (the "Guarantor"), and Bank One, National Association, a national banking association (the "IPA"), as issuing and paying agent, in connection with the issuance and payment, in book entry only form, of certain commercial paper master notes (collectively the "Notes"). The Issuer hereby appoints the IPA its agent to issue, deliver and pay such Notes as herein set forth. The Issuer hereby agrees with the IPA as follows:

1.       Definitions.

         Terms capitalized shall have the meanings assigned them below.

         "Advance" means funds credited by the IPA to or on behalf of the Issuer for the purpose of either crediting Proceeds to the Note Account or remitting payment on Notes at their maturity.

         "Agreement" means this Issuing and Paying Agency Agreement as defined in the preamble, and includes the terms of the Exhibits.

         "Business Day" means any day that both the IPA and DTC are open for business.

         "Certificate Agreement" means the Commercial Paper Certificate Agreement dated May 17, 1994, between DTC and the IPA (formerly known as The First National Bank of Chicago), a copy of which is attached hereto as Exhibit C.

         "Dealer" means any person other than an Issuer Agent which has been authorized by the Issuer to deliver Issuance Instructions to the IPA and is listed on an Incumbency Certificate.

         "DTC" means The Depository Trust Company, a New York limited purpose trust company, and its successors and assigns.


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         "GAITIR License Agreement" means the nonexclusive, nontransferable license agreement to use certain software products and associated printed documentation pursuant to a separate license agreement attached as Exhibit E.

         "Incumbency Certificate" means the certificate of the Issuer, substantially in the form of Exhibit A, executed by its Secretary or any of its Assistant Secretaries, which identifies Issuer Agents from time to time.

         "Indemnified Persons" means the IPA and its officers, directors, employees, and agents.

         "Issuance Instructions" means the instructions as to issuance of Notes delivered to the IPA by an Issuer Agent or Dealer pursuant to Section 3.B. of the Agreement.

         "Issuer Agents" means those officers, employees, or agents of the Issuer identified on an Incumbency Certificate the Issuer has authorized to execute Notes, deliver Note Issuance Instructions, and deliver other notices hereunder to the IPA.

         "Manual" means the DTC Commercial Paper Issuing/Paying Agent Manual, as modified from time to time, including the rules of the DTC Same Day funds Settlement System, Money Market Instruments Program.

         "Maturity Date" means the date any Note is payable by its terms.

         "Note" or "Notes" means the commercial paper master notes of the Issuer issued pursuant to the Agreement substantially in the form set forth in Exhibit B.

         "Note Account" means the Issuer's demand deposit account number 10-42472 established at the IPA pursuant to Section 6.A.

         "Proceeds" means, with respect to any Note, funds representing the purchase price for its original issuance.

         "Representation Letter" means the agreement by and among the IPA, the Issuer and DTC with respect to the Notes substantially in the form set forth in Exhibit D.

2.       Authorization.


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         The Issuer shall deliver to the IPA upon execution of this Agreement an
         Incumbency Certificate to designate the Issuer Agents and Dealers to IPA. Until the IPA receives a subsequent Incumbency Certificate from the Issuer, it may rely on the last such Incumbency Certificate delivered to it. Any Note bearing the signature of an Issuer Agent on the date such signature is affixed thereto shall bind the Issuer after the authentication and delivery of such Note even if such person shall have ceased to hold his or her office on the date such Note is authenticated and delivered.

3.       Notes.

         A. The Notes shall be issued to DTC, or its nominee in substantially the form set forth in Exhibit B, as appropriate. In connection with the issuance of Notes, (i) the IPA and DTC have previously entered into the Certificate Agreement and
                  (ii) the IPA, the Issuer and DTC shall jointly execute the Representation Letter. The Issuer understands and acknowledges that the execution of the Certificate Agreement and the Representation Letter by the IPA is a necessary condition precedent to the acceptance of the Notes by DTC and as such, the Issuer agrees, (x) to be bound by the provisions of the Certificate Agreement and Representation Letter and (y) that the Certificate Agreement and Representation Letter shall supplement the provisions of this Agreement.

         B. Prior to 12:00 noon (Chicago Time) on each issuance date, an Issuer Agent or Dealer shall provide the IPA with Issuance Instructions specifying the issue date, interest rate (if applicable), maturity date (which shall be no later than 270 days from the date of issuance thereof), proceeds amount, maturity amount, payee and payee's settlement bank (which bank must be a participant in the DTC book entry commercial paper program).

         C. Following receipt of Issuance Instructions, the IPA will process such Issuance Instructions in accordance with and subject to (i) this Agreement, (ii) the procedures set forth in the Manual, (iii) the terms and conditions of the Certificate Agreement and (iv) the terms and conditions of the Representation Letter.


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                  Unless otherwise instructed by an Issuer Agent or Dealer,
                  Notes delivered under this Agreement shall be made against payment as more fully set forth in Section 4 below. In the event of a conflict between the terms of this Agreement and the terms of the Manual, the Certificate Agreement, or the Representation Letter, the provisions of this Agreement shall control.

4.       Proceeds of Sale of Notes.

         A. The Issuer understands that when the IPA is instructed to deliver against payment, the processing of Issuance Instructions may not be completed simultaneously against the receipt of payment. Accordingly, the IPA is authorized to initiate delivery and to receive payment from the purchaser in accordance with the provisions of the Manual. All such payments shall be credited upon receipt to the Note Account. The Issuer hereby agrees to bear the risk that the IPA fails to receive payment of the Proceeds of any Notes issued pursuant to Issuance Instructions.

         B. Funds received by the IPA as Proceeds will be credited to the Note Account. Prior to receipt of such Proceeds, the IPA may, but shall not be obligated to, credit such Proceeds to the Issuer by making an Advance. Upon telephonic, written (which may be in facsimile form), or electronic instructions received by the IPA from an Issuer Agent, an Advance may be (i) used in payment of Notes presented for payment upon maturity, (ii) deposited to an account of the Issuer at the IPA, or (iii) transferred to the account of the Issuer at another bank. If the IPA, in its sole discretion, makes an Advance, the Issuer agrees to apply the Proceeds to repay such Advance. If such Proceeds are insufficient to repay the Advance in full, the Issuer agrees to repay such Advance within 24 hours from the time such Advance was made. Interest on any Advance shall accrue from the day such Advance is made, and shall bear interest (i) in accordance with any separate agreement between the Issuer and the IPA in effect at the time, or (ii) if no such separate agreement is then in effect, then as described in the IPA's standard fee schedule.


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5.       Instructions.

         A. The Issuer hereby authorizes the IPA to act in accordance with Issuance Instructions received electronically or in writing from an Issuer Agent or the Dealer as provided in the following Sections 5.B and 5.C.

         B. The Issuer or the Dealer may initiate Issuance Instructions electronically pursuant to the GAITIR License Agreement or otherwise in accordance with the IPA's standard business practices. The IPA shall be entitled to rely on the Issuance Instructions received electronically hereunder and may assume conclusively that all such Issuance Instructions were transmitted by the Issuer or on the Issuer's behalf.

         C. Telephonic Issuance Instructions shall be given to the IPA by an Issuer Agent or the Dealer at the telephone number specified by the IPA from time to time for such purpose, and shall be expressed to be for the attention of any of its officers or employees whose name has been specified for such purpose. The telephone numbers initially authorized for such purpose are set forth in Exhibit F, which may be modified by notice to the Issuer and each Dealer. Telephonic Issuance Instructions to the IPA by an Issuer Agent or Dealer shall be confirmed in writing by an Issuer Agent or Dealer within 24 hours of the time such instruction is given; provided that, in the event a discrepancy exists between the Telephonic Issuance Instructions and the subsequent confirmation, or in the absence of receiving a written confirmation prior to the time specified in Sections 3.B. above, the Telephonic Issuance Instructions shall be deemed the proper and controlling Issuance Instructions. A written confirmation may be effected by any electronic means of communications, including transmission by telecopier or computer.

6.       Note Account.

         A. For purposes of the transactions contemplated herein, the Issuer shall open and maintain the Note Account.

         B. Deposits will be made to the Note Account from time to time by or on behalf of the Issuer by delivery of


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                  funds to be deposited therein. All proceeds shall be credited to the Note Account. Withdrawals or other uses of the funds from the Note account shall be made in accordance with instructions from an Issuer Agent or to repay amounts payable under Sections 4.B. or 7.D. hereof. Notwithstanding anything in this Agreement to the contrary, the IPA shall not be obligated (i) to permit any withdrawal or other use of funds from the Note Account, or (ii) to honor any instructions to those effects, if the IPA, in its sole discretion, shall determine that as a result there would be an overdraft or negative balance in respect of final credits (whether in the course of any day, overnight or otherwise) in the Note Account.

7.       Payment of Notes.

         A. The IPA hereby agrees to serve as paying agent of the Issuer with respect to each of the Notes presented for payment pursuant to this Agreement. The Issuer shall on the Maturity Date of such Notes, deposit or cause to be deposited in the Note Account by 10:00 a.m. Chicago time an amount in immediately available funds equal to the maturity amount of such Notes, or if applicable, the principal plus interest payable thereon.

         B. The IPA is hereby authorized and instructed by the Issuer, to the extent that funds sufficient to effect such payment are available in the Note Account, to pay, and shall pay, each of the Notes upon presentation thereof. The IPA is further hereby authorized and instructed by the Issuer to debit the Note Account in the amount of each such payment.

         C. If at any time funds in the Note Account are insufficient to cover payment of any matured Notes presented prior to 2:00 p.m. (Chicago time) on the Maturity Date of such Notes, the IPA may, but shall not be obligated to, pay the Notes thus creating an overdraft for the account of the Issuer, which overdraft shall be charged to the Note Account.

         D. The amount of any resulting overdraft shall represent an Advance by the IPA to the Issuer to be promptly repaid by the Issuer together with any applicable overdraft charges and interest on such advance for


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                  each day such Advance remains outstanding in accordance with
                  Section 4.B.

8.       Representations and Warranties.

         Each day on which an Issuance Instruction is given to the IPA, the Issuer shall be deemed to represent and warrant to the IPA that (a) the issuance and delivery of the designated Notes will not violate any state or federal securities law, (b) the Notes have been duly and validly authorized by the Issuer and (c) the Notes, when issued and delivered pursuant hereto, will constitute the legal, valid, and binding obligations of the Issuer.

9.       Concerning the IPA.

         A. In acting with respect to the Notes, and generally in acting under the provisions hereof, the IPA acts only as agent of the Issuer to perform only such duties as are specifically set forth herein and this Agreement shall not be construed to subject the IPA to any implied covenants or obligations. No provision of this Agreement shall be construed to impose upon the IPA any trust, agency of, or fiduciary duty to DTC or any beneficial owner of the Notes. The IPA may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or affiliates. The IPA may consult with legal counsel regarding matters arising under this Agreement and shall not be liable for any action taken in good faith in reliance upon the advice of such counsel. The IPA or its affiliates in their individual or any other capacity may become the owner or pledgee of Notes and may transact business with the Issuer or its affiliates with the same rights they would have if the IPA were not acting hereunder. The IPA shall be under no liability for interest on any moneys received by it hereunder and need not segregate such moneys except as may be required by law. Except in the case of the IPA's gross negligence or willful misconduct, it shall not be liable to the Issuer for any action taken or omitted and reasonably believed by the IPA to be authorized or within the powers conferred upon it hereby. In no event shall the IPA be liable for consequential, indirect or special damages, even if it has been advised of the possibility of such damages. The IPA shall also not be liable for any action taken,

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                  or any failure to take any action in connection with this
                  Agreement or the services provided hereunder or otherwise to fulfill its obligations in connection with this Agreement, in the event and to the extent that the taking of such action or such failure arises out of or is caused by mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media for whatever reason, or any other cause outside of the control of the IPA, provided that it undertakes to use commercially reasonable efforts to cure any such failure or breakdown of its equipment. It is understood by the Issuer that provision of services under this Agreement is dependent upon the availability to the IPA and the Issuer of telecommunication facilities provided by third party vendors and that the IPA does not warrant or guarantee such availability.

         B. The Issuer shall indemnify and hold the Indemnified Persons harmless from and against any and all costs, expenses, claims or liabilities (including, without limitation, reasonable legal fees and expenses) arising out of or connected with the performance of each Indemnified Person's duties hereunder, except for costs, expenses, claims or liabilities arising out of the gross negligence or willful misconduct of an Indemnified Person. Each Indemnified Person may rely and shall be protected in acting upon any resolution, certificate, opinion, instructions (whether oral or otherwise), receipt, or other document reasonably believed by such Indemnified Person to be (i) genuine and (ii) to have been signed or given by the proper party or parities.

         C. Fees for the IPA's services, and reimbursement of its expenses hereunder shall be as mutually agreed upon in writing between the IPA and the Issuer, which are initially set forth as Exhibit G, and shall be payable by the Issuer in accordance with such agreement.

         D. Except as otherwise expressly provided herein, whenever, in the administration of this Agreement, the IPA shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed)


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                  may be deemed to be conclusively proved and established by a certificate or written instructions of an Issuer Agent and such certificate or written instructions shall be full warranty to the IPA for any action taken, suffered, or omitted under the provisions of this Agreement in reliance upon such certificate or written instructions.

         E. Any banking association or corporation into which the IPA may be merged, converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which it shall be a party, shall succeed to all its rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         F. The IPA's countersignature of a Note shall be for authentication purposes only. The IPA shall have no liability on any Notes. Except with respect to the IPA's own actions in issuing and delivering Notes pursuant to Issuance Instructions, it shall not be liable for the authorization, validity or legality of any Notes delivered by it in accordance with Issuance Instructions.

         G. Nothing in this Agreement constitutes a commitment or obligation of the IPA or its affiliates to extend any credit to the Issuer, nor shall any course of dealing between the Issuer and the IPA be deemed to be, or constitute, any such commitment or obligation.

10.      Miscellaneous.

         A.       The IPA or the Issuer may terminate this Agreement upon ten
                  (10) days' prior written notice to the other party; provided, however, that to the extent there are then outstanding any Notes, notwithstanding such termination they shall remain valid obligations of the Issuer and shall continue to be subject to the provisions of this Agreement. No termination of this Agreement shall affect the rights and obligations of the parties hereto with respect to transactions initiated prior to such termination. In the event that the IPA shall give the Issuer notice of termination, the Issuer shall not issue on or after


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                  the date of such notice any Notes having a maturity in excess of thirty (30) days.

         B. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by both of the parties hereto. No waiver of, nor any consent to any departure from, any provision of this Agreement shall be effective unless signed by the party intended to be bound. No such amendment, modification, waiver or consent shall adversely affect the rights of any holder of Notes outstanding at the time of such amendment, modification, waiver or consent.

         C. Any obligation under this Agreement or the Notes that falls on a day that is not a Business Day shall be performed on the next succeeding Business Day.

         D. Neither party hereto may assign any of its rights or obligations hereunder without the consent of the other party hereto.

         E. This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same Agreement.

11.      Notices.

         Any notices, demands, instructions and other communications required or permitted to be given or made upon either party shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid (or telecopier, as permitted hereunder), and shall be effective for purposes of this Agreement upon receipt by the intended recipient thereof at the address designated by such recipient, or on the next succeeding Business Day if received on other than a Business Day. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph (or with respect to Issuance Instructions, as permitted hereunder), notices, demands, instructions and other communications in writing shall be addressed as indicated below:

         If to the IPA:             Bank One, National Association


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                                    1 Bank One Plaza
                                    Suite IL1-0439, 1NS-9
                                    Chicago, IL 60670-0439
                                    Attn: Commercial Paper Customer Service
                                    Telephone:        (312) 407-8711
                                    Telecopier:       (312) 407-4154


         If to the Issuer:          Harrah's Operating Company, Inc.
                                    1023 Cherry Road
                                    Memphis, TN 38117
                                    Attn:  Mr. James T. Evans
                                    Telephone:        (901) 537-3439
                                    Telecopier:       (901) 537-3449

                                    Harrah's Operating Company, Inc.
                                    5100 West Sahara Blvd.
                                    Las Vegas, NV 89146
                                    Attn:  General Counsel
                                    Telephone:        (702) 579-2610
                                    Telecopier:       (702) 579-2671

12.      Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK (EXCLUDING ITS CONFLICTS OF LAWS RULES).

13.      Entire Agreement.

         This Agreement together with the Exhibits, constitute the entire agreement between the IPA and the Issuer relating to the subject matter hereof, and supersedes all proposals and all other communications between the parties relating hereto.

14.      Guarantee.

         All fees, indemnities and obligations of the Issuer hereunder shall be fully guaranteed by Harrah's Entertainment, Inc. as Guarantor.

                                    Harrah's Operating Company, Inc., as Issuer


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                                    By:     /s/ James T. Evans
                                            ---------------------------
                                    Name:   James T. Evans
                                    Title:  Assistant Treasurer

                                    Harrah's Entertainment, Inc., as Guarantor

                                    By:     /s/ James T. Evans
                                            ---------------------------
                                    Name:   James T. Evans
                                    Title:  Assistant Treasurer

                                    BANK ONE, National Association,
                                            as Issuing and Paying Agent

                                    By:     /s/ Kathleen M. Casey
                                            ---------------------------
                                    Name:   Kathleen M. Casey
                                    Title:  Account Representative


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

                    CORPORATE COMMERICAL PAPER - MASTER NOTE

         HARRAH'S OPERATING COMPANY, INC. ("Issuer"), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or to registered assigns: (i) the principal amount, together with unpaid accrued interest thereon, if any, on the maturity date of each obligation identified on the records of Issuer (the "Underlying Records") as being evidenced by this Master Note, which Underlying Records are maintained by BANK ONE, NA ("Paying Agent"); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records; and (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified on the Underlying Records. Payments shall be made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Master Note.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

         This Master Note is a valid and binding obligation of Issuer.

         Not Valid Unless Countersigned for Authentication by Paying Agent.

BANK ONE, NA,                       HARRAH'S OPERATING COMPANY, INC.,
Paying Agent                        Issuer

By: /s/ KATHLEEN M. CASEY           By: /s/ JAMES T. EVANS
   ----------------------           -------------------------------
   Kathleen M. Casey,               James T. Evans, Asst. Treasurer
   Account Representative

                                    HARRAH'S ENTERTAINMENT, INC.,
                                    Guarantor

                                    By: /s/ JAMES T. EVANS
                                    -------------------------------
                                    James T. Evans, Asst. Treasurer


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At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Master Note and all rights thereunder, hereby irrevocably
----------
constituting and appointing                attorney to transfer said
                            --------------
Master Note on the books of Issuer with full power of substitution in the premises.

Dated:                              ----------------------------
                                           (Signature)

Signature(s) Guaranteed:            Notice: The signature on this
                                    assignment must correspond
                                    with the name as written upon
                                    the face of this Master Note,
                                    in every particular, without
                                    alteration or enlargement or
                                    any change whatsoever.


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


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